SUBSIDIARIES OF THE COOPER COMPANIES, INC. A DELAWARE CORPORATION

NAME	JURISDICTION OF INCORPORATION
The Cooper Companies, Inc.	Delaware
CooperVision, Inc.	New York
Paragon Vision Sciences, Inc.	Arizona
Cooper Global Holdings, Inc.	Delaware
The Cooper Companies Global Holdings LP	England-Wales
CooperVision International Holding Company, LP	England-Wales
CooperVision do Brasil Ltda	Brazil
CooperVision Singapore Pte Ltd	Singapore
CooperVision Optical Trade (Shanghai) Ltd	China
CVI Contact Lens Pvt. Ltd.	India
CS Holdings CV	Netherlands
Cooper Surgical Holdings Ltd.	United Kingdom
CooperMedical S.r.l.	Costa Rica
Invitro Genetics Ltd.	United Kingdom
Research Instruments Ltd.	United Kingdom
Origio A/S	Denmark
CooperSurgical Netherlands B.V.	Netherlands
CooperSurgical Canada, Inc.	Ontario
CooperVision Vision Manufacturing Puerto Rico LLC	Puerto Rico
CooperVision Manufacturing Costa Rica SRL	Costa Rica
CooperVision (UK) Holdings Ltd.	United Kingdom
CooperVision Ltd.	United Kingdom
Coopervision Manufacturing Limited	United Kingdom
CooperVision Australia Pty Limited	Australia
CooperVision Distribution SPRL	Belgium
CooperVision Canada Corp.	Canada
CooperVision S.A.S.	France
CooperVision GmbH	Germany
CooperVision Italia srl	Italy
CooperVision Nederland BV	The Netherlands
CooperVision Nederland, Belgian Branch	Belgium
CooperVision Japan, Inc.	Japan
CooperVision Iberia SL	Spain
CooperVision S.A. (Pty) Limited	South Africa
CooperVision Nordic AB	Sweden
CooperVision Sarl	Switzerland
CooperVision RUS LLC	Russia
CooperVision Israel Ltd.	Israel
CooperVision Lens Care Ltd.	United Kingdom
Sauflon CL Ltd.	United Kingdom
CooperVision CL Kft	Hungary
Cooper Medical, Inc.	Delaware
CooperSurgical, Inc.	Delaware
CooperGenomics, Inc.	Delaware
Invitro Genetics LLC	Delaware
Reprogenetics LLC	Delaware
CooperSurgical Distribution B.V.	Netherlands
LifeGlobal Group LLC	Connecticut
Origio, Inc.	Virginia

Each subsidiary is wholly-owned either by The Cooper Companies, Inc. or by the wholly-owned subsidiary under which it is indented in the list above.